Exhibit 21



                     BLACK HILLS CORPORATION


                     SUBSIDIARY OF REGISTRANT


                  Wyodak Resources Development Corp.,
                      a Delaware  corporation.


            SUBSIDIARIES OF WYODAK RESOURCES DEVELOPMENT CORP.


                          DAKSOFT, Inc.
                   a South Dakota corporation.


                   Landrica Development Company,
                    a South Dakota corporation.


                    Western Production Company,
                       a Wyoming corporation.


                            WYGEN, Inc.
                       a Wyoming corporation.


                        Enserco Energy, Inc.
                      a South Dakota corporation.
                 (50 percent owned by Wyodak Resources)